Exhibit 10.1

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

Dated as of August 23, 2005

among

Pathmark Stores, Inc.

and

The Investors Identified on the Signature Pages Hereto

i

ii

STOCKHOLDERS’ AGREEMENT

This Amended and Restated Stockholders’ Agreement (this “Agreement”) is made as of August 23, 2005, among Pathmark Stores, Inc., a Delaware corporation (the “Company”), and the Investors identified on the signature pages hereto (collectively, the “Investors”).

RECITALS

WHEREAS, the Company and the Investors previously entered into the Securities Purchase Agreement dated as of March 23, 2005 (the “Securities Purchase Agreement”) and, in connection therewith, entered into the Stockholders’ Agreement dated as of June 9, 2005 (the “Original Stockholders’ Agreement”);

WHEREAS, the consummation of the transactions contemplated by the Securities Purchase Agreement has resulted in the Investors owning an aggregate of 20,000,000 investment units (“Units”), consisting of an aggregate of 20,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), 10,060,000 Series A warrants (the “Series A Investor Warrants”) to purchase additional shares of Common Stock and 15,046,350 Series B warrants (the “Series B Investor Warrants”; together with the Series A Investor Warrants, the “Investor Warrants”) to purchase additional shares of Common Stock (the Units, Shares and the Investor Warrants are collectively referred to herein as the “Purchased Securities”); and

WHEREAS, the Company and the Investors wish to amend and restate the Original Stockholders’ Agreement to, among other things, change the authorized composition of the Company’s Board of Directors (the “Board”) in order to allow the Company’s Chief Executive Officer to serve as a member of the Board.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

SECTION 1.01                    Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“affiliate” means, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“beneficial owner” (and the related terms “beneficially owned”, “beneficial owner” and “beneficial ownership”) has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“By-Laws” means the Amended and Restated By-Laws of the Company, effective April 16, 2004, as they may hereafter be amended from time to time.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., (c) commercial paper maturing not more than one year from the date of issuance thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., (d) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the Laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with any bank organized under the Laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation and (f) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated as of September 19, 2000, as it may hereafter be amended from time to time.

“Closing” means the closing on June 9, 2005 of the issuance, purchase and sale of the Units pursuant to the Securities Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of January 7, 2005, between an affiliate of the Investors and the Company.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract, credit agreement or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.

“Discriminatory Transaction”  means any corporate action that would (a ) impose material limitations on the legal rights of any member of the Investor Group as a holder of a class of voting stock, including any action that would impose material restrictions that are based on the size of security holding, any business in which a security holder is engaged or any other considerations applicable to any member of the

Investor Group and not to holders of the same class of voting stock generally, or (b) deny any material benefit to any member of the Investor Group proportionately as a holder of any class of voting stock that is made available to other holders of that same class of voting stock generally.

“Encumbrance” (including correlative terms such as “Encumber”) means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, hypothecation, violation, condition or restriction of any kind or other encumbrance of any kind.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, for any applicable measurement date, the closing price of the Common Stock on Nasdaq or, in the event that trading hours on Nasdaq are extended past 4:00 p.m. New York Time, the last sale price at 4:00 p.m. New York Time.

“Fully Diluted Basis” means, in respect of the Common Stock or warrants to purchase shares of Common Stock, the method of calculating the number of shares of Common Stock outstanding on an applicable measurement date, pursuant to which the following shares shall be deemed to be outstanding:  (i) all shares of Common Stock outstanding on such measurement date and (ii) all shares of Common Stock issuable pursuant to any stock options of the Company or warrants outstanding at such time which are or may become exercisable (assuming all other conditions to or limitations on such exercise were satisfied) for shares of Common Stock at an exercise price at or below the then current Fair Market Value of the Common Stock.

“Geographic Region” means the States of Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Pennsylvania, Delaware, Maryland and Virginia and the District of Columbia.

“group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“Independence Standard” means the standard of independence necessary for a director to qualify as an “Independent Director” as such term (or any replacement term) is used under the rules and listing standards of Nasdaq as such rules and listing standards may be amended from time to time.

“Investor Designated Director” means such person as is so designated by the Investors prior to the Closing, or the Investor Group after the Closing, from time to time in accordance with this Agreement, to serve as a member of the Board and who is elected or appointed to serve as a member of the Board pursuant to Section 2.01 hereof.

“Investor Group” means the Investors and any Permitted Transferee of the Investors that has become a party to this Agreement in accordance with the provisions of Section 5.01(c) hereof.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or any member of the Investor Group, as the case may be (including any requirements under the Exchange Act).

“Management Agreement” means the Management Agreement dated as of March 23, 2005, between the Company and an affiliate of the Investors, as it may hereafter be amended from time to time.

“Marketable Securities” means securities that are (a) (i) securities of or other interests in any person that are traded on a United States national securities exchange or quoted on the Nasdaq Stock Market or (ii) debt securities on market terms of an issuer that has debt or equity securities that are so traded or so reported on and in which Marketable Securities a nationally recognized securities firm has agreed to make a market, and (b) not subject to restrictions on transfer as a result of any applicable contractual provisions or the provisions of the Securities Act or, if subject to such restrictions under the Securities Act, are also subject to registration rights reasonably acceptable to the person receiving such Marketable Securities as consideration in a transaction pursuant to Section 4.03.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Nasdaq Regulation” means the rules and regulations of Nasdaq or any other applicable securities exchange on which the Common Stock is then listed.

“New Securities” means any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever (including, without limitation, convertible debt securities) that are, or may become, convertible into or exchangeable or exercisable for capital stock of the Company; provided that the term “New Securities” does not include (i) capital stock or rights, options or warrants to acquire capital stock of the Company issued to the employees, consultants, officers or directors of the Company, or which have been reserved for issuance, pursuant to employee stock option, stock purchase, stock bonus plan, or other similar compensation plan or arrangement approved by the Board, (ii) securities of the Company issued to all then-existing stockholders in connection with any stock split, stock dividend, reclassification or recapitalization of the Company, (iii) securities of the Company issued upon the exercise of warrants that are outstanding as of the date of this Agreement, (iv) securities of the Company issued in connection with a transaction of the type described in Rule 145 under the Securities Act, and (v) securities of the Company issued pursuant to a bona fide underwritten public offering.

“Permitted Transferee” means, with respect to a specified person, any affiliate of such person, provided that such person is not a Restricted Person.

“person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act), trust, association, or entity or government, political subdivision, agency or instrumentality of government.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

“Related Agreements” means the Securities Purchase Agreement and the Management Agreement, together with that certain Registration Rights Agreement and that certain Warrant Agreement among the parties hereto and dated as of the date hereof.

“Representative” means, as to any person, such person’s affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and such person’s financing sources.

“Restricted Person” means any person that derives at least 20% of its consolidated revenues from the operation by it of retail supermarkets which are located in the Geographic Region.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Sale” means, in respect of any Common Stock, Investor Warrants, or any other voting capital stock, any sale, assignment, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sell” and “Sold” means to complete a Sale.

“subsidiary” or “subsidiaries” of any person means any corporation, partnership, limited liability company, joint venture, association or other legal entity of which such person (either alone or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

A “Substantial Portion” of any person means, as of any date of determination, more than 10% of the total consolidated assets of such person and its subsidiaries as of the end of its most recent fiscal quarter ending prior to the date of such determination.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Preamble
Board	Recitals
Change of Control Proposal	4.04
Common Stock	Recitals

Term	Section

Company	Preamble
Confidential Information	8.01(b)
Covered Securities	5.01(a)
Credit Facility	2.05(f)
Independent Directors	2.01(a)
Initial Restricted Period	5.01(a)
Investor Warrants	Recitals
Investors	Preamble
Notice of Issuance	4.03(b)
Original Stockholders’ Agreement	Recitals
Purchased Securities	Recitals
Securities Purchase Agreement	Recitals
Series A Investor Warrants	Recitals
Series B Investor Warrants	Recitals
Shares	Recitals
Special Committee	4.04(b)
Subsidiary Board	2.01(f)
Units	Recitals

ARTICLE 2
CORPORATE GOVERNANCE

SECTION 2.01                                Composition of the Board.  (a)  The By-Laws shall be amended to provide that the authorized number of directors comprising the Board shall be not less than eleven nor more than twelve, unless changed in accordance with the provisions of this Agreement and the By-Laws.  The Board shall initially be composed of (i) five Investor Designated Directors, designated by the Investors prior to the Closing in accordance with Section 6.08 of the Securities Purchase Agreement and Section 9.20 of this Agreement, (ii) six directors, designated by the Board prior to the Closing in accordance with Section 6.08 of the Securities Purchase Agreement and who are individuals who comply with the Independence Standards (together with their successors elected in accordance with Section 2.02, the “Independent Directors”), and (iii) one director, who shall be Chief Executive Officer of the Company.  In the event that, immediately after the Closing, there are less than six Independent Directors, the vacancies shall be filled in the manner set forth in Section 2.02, except that the individual(s) selected shall be subject to the consent of the Investor Group, which consent shall not be unreasonably withheld.  The Investor Designated Directors and the Independent Directors shall serve in a manner consistent with the terms of the Certificate of Incorporation and By-Laws.

(b) From and after the Closing, the parties hereto shall use all reasonable efforts under applicable Law and Nasdaq Regulations to cause there to be (i) so long as the Investor Group beneficially owns 30% or more of the Common Stock, a number of Investor Designated Directors that is one less than the authorized number of Independent Directors; (ii) so long as the Investor Group beneficially owns less than 30% but 20% or more of the Common Stock, a number of Investor Designated Directors that is two less than the authorized number of Independent Directors;

and (iii) so long as the Investor Group beneficially owns less than 20% but 10% or more of the Common Stock, a number of Investor Designated Directors that is three less than the authorized number of Independent Directors.  In the event that, at any time, the number of Investor Designated Directors then in office exceeds the number set forth in the preceding sentence, at the request of the majority of the Independent Directors then in office, an appropriate number of Investor Designated Directors shall resign from office.  In the event the Investor Group beneficially owns less than 10% of the Common Stock, the Investor Group shall have no right to designate any Investor Designated Director, and, at the request of a majority of the Independent Directors then in office, shall cause any Investor Designated Directors then in office to resign immediately upon such event.  For purposes of the calculations of the percentages set forth in this Section 2.01(b), any shares of voting equity securities issued after the date of this Agreement (other than shares of Common Stock issued upon exercise of the Investor Warrants) shall not be included in the computations of beneficial ownership for purposes of this Section 2.01(b).

(c) At each stockholders’ meeting of the Company at which directors will be elected, the Investor Group shall be entitled, any time prior to the mailing of the applicable proxy statement of the Company, to propose and nominate that number of Investor Designated Directors as set forth in Section 2.01(b) as members of the Board.  The Independent Directors to be nominated and elected at any such stockholders’ meeting shall be nominated by a majority of the Independent Directors then in office.  The Company and the Board will include the persons so nominated by the members of the Investor Group and the Independent Directors in each slate of directors proposed, recommended or nominated for election by the Company or the Board and will recommend and use all reasonable efforts to cause the election of such persons nominated.  The Company agrees to use all reasonable efforts to solicit proxies for such nominees for director from all holders of voting stock entitled to vote thereon.  Such nominees shall serve in a manner consistent with the terms of the Certificate of Incorporation and By-Laws.

(d) To the extent required by Nasdaq Regulations (and without regard to the fact that one or more Investor Designated Directors may also satisfy the Independence Standard), those members of the Board that are neither Investor Designated Directors nor the Chief Executive Officer of the Company shall at all times satisfy the Independence Standard.

(e) The Board shall take all necessary action, including amending the By-Laws, to provide that at every meeting of the Board, six directors shall constitute a quorum.

(f) At any time after the Closing, upon the request of the Investor Group, the Company and the Board shall take all actions necessary so that the composition of the board of directors, general partner, managing member (or controlling committee thereof) or any other board or committee serving a similar function with respect to each of the Company’s subsidiaries (each a “Subsidiary Board”) and each committee of each Subsidiary Board shall be proportionate to the composition requirements of the Board and of each committee thereof such that members of the Investor Group shall have the same proportional representation (rounded to the nearest whole number of directors, but in no event less than one) on each Subsidiary Board and committee thereof as the members of the Investor Group have the right to designate to the Board and committees thereof.  The quorum and action requirements of each Subsidiary Board and of each committee of each Subsidiary Board shall, to the extent requested by the Investor Group, be the same as the quorum and action requirements of the Board and each committee thereof.

SECTION 2.02                    Vacancies.  In the event of any vacancy for any reason in any Board seat reserved for Investor Designated Directors, the Investor Group shall have the sole right to nominate another individual to serve as an Investor Designated Director.  In the event of any vacancy for any reason in any Board seat reserved for Independent Directors, a majority vote of the Independent Directors then in office shall have the sole right to nominate another individual to serve as an Independent Director, so long as he or she complies with the Independence Standard, and such new director, when appointed or elected, shall be an Independent Director for purposes of this Agreement.  In the event of any vacancy for any reason in any Board seat reserved for the Chief Executive Officer of the Company, subject to Section 2.06 of this Agreement, a vote of a majority of the directors then in office, plus one director, shall have the sole right but shall not be obligated to nominate any replacement Chief Executive Officer of the Company as a director of the Company.  In each case, to the extent permitted by the Certificate of Incorporation and By-Laws, the Board shall elect each such person so nominated as soon as possible after the occurrence of the nomination to fill such vacancy.  No Investor Designated Director shall be removed as a director of the Company without cause, without the approval of a majority of the other Investor Designated Directors then in office.  No Independent Director shall be removed as a director of the Company without cause, without the approval of a majority of the other Independent Directors then in office.  No Chief Executive Officer Director shall be removed as a director of the Company without cause, without the approval of a majority of the other directors then in office, plus one director.

SECTION 2.03                    Committees.  (a)  The Board shall have such committees as may be required by Law or Nasdaq Regulation, and such other committees as the Board may from time to time establish.  Each such committee and the Board shall take all actions necessary so that each such committee shall be comprised of not less than three directors.  To the extent permitted by Nasdaq Regulation, and subject to Section 2.03(b), a number of Investor Designated Directors equal to one less than a majority of all directors serving on each committee shall be appointed to such committee.

(b) To the extent that no Investor Designated Director is permitted under Nasdaq Regulations to serve on a particular committee of the Board, the Company and the Board shall take all necessary action to permit at least one Investor Designated Director to attend each meeting of such committee as a non-voting observer, in each case to the extent permitted by such Nasdaq Regulation, and such observer shall be provided with such notice of the meeting and information regarding the meeting as is provided to members of such committee.

SECTION 2.04                    Certificate of Incorporation and By-Laws to Be Consistent.  The Board shall take or cause to be taken all lawful action necessary or appropriate to ensure that none of the Certificate of Incorporation or the By-Laws or any of the corresponding constituent documents of the Company’s subsidiaries contain any provisions inconsistent with this Agreement or which would in any way nullify or impair the terms of this Agreement or the rights of the Company or of the Investor Group hereunder.

SECTION 2.05                    Approval of the Investor Group Required for Certain Actions.  In addition to any approval by the Board required by the Certificate of Incorporation, the By-Laws, applicable Law or Nasdaq Regulation, the prior written approval of the

Investor Group shall be required in order for the Board to validly approve and authorize any of the following:

(a) the entry by the Company or any of its subsidiaries into any merger or consolidation, or the acquisition (whether by merger, consolidation, purchase of assets or stock or otherwise) by the Company or any of its subsidiaries of any business or assets, if the value of the consideration to be paid or received by the Company and/or its stockholders in any such individual transaction, or in such transaction when added to the aggregate value of the consideration paid or received by the Company and/or its stockholders in all other such transactions approved by the Board during the preceding 12 months, exceeds a Substantial Portion of the Company;

(b) the authorization or issuance of any equity securities or any securities convertible into or exercisable for equity securities of the Company or any subsidiary of the Company (other than options or warrants outstanding on the date of this Agreement or pursuant to employee or director stock option or incentive compensation or similar plans approved by the Board or a duly authorized committee of the Board after the date of this Agreement, including by at least one of the Investor Designated Directors on such Board or committee);

(c) any sale, asset exchange, lease, exchange, mortgage, pledge, transfer or other disposition by merger or otherwise by the Company or any of its subsidiaries (in one transaction or a series of related transactions) of any securities or assets of the Company or any subsidiary thereof which constitutes a Substantial Portion of the Company;

(d) any amendment to the Certificate of Incorporation or By-Laws, or the adoption of or amendment to the certificate of incorporation or by-laws of any subsidiary of the Company;

(e) any change in the authorized number of directors of the Board of the Company or the establishment or abolition of any Board Committee;

(f) any incurrence or repayment (prior to scheduled maturity) of indebtedness (including capitalized leases) in an aggregate amount greater than $10,000,000, except for borrowings under the Company’s existing amended and restated credit facility dated as of October 1, 2004 (the “Credit Facility”) as such Credit Facility may be amended, restated, refinanced or replaced, in whole or in part, from time to time with the prior written approval of the Investor Group;

(g) any action to repurchase, retire, redeem or otherwise acquire any equity securities of the Company or any subsidiary of the Company, pursuant to self-tender offers, stock repurchase programs, open market transactions, privately-negotiated purchases or otherwise;

(h) the entry by the Company or any of its subsidiaries into any Discriminatory Transaction;

(i) take any action to declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or enter into any agreement with respect to the voting of its capital stock;

(j) any appointment or termination of any person as the Chief Executive Officer, President or Chief Financial Officer of the Company; or

(k) any action to adopt, propose to adopt, or maintain any shareholders’ rights plan, “poison pill” or other similar plan or agreement (or any other plan or arrangement that could reasonably be expected to disadvantage any stockholder on the basis of the size or voting power of its shareholding).

The Company shall not, and shall not permit any of its subsidiaries to, take any of the actions specified above without the Investor Group approvals required above. Notwithstanding the foregoing, no approval of the Investor Group shall be required for the Board to approve or authorize (a) the payment of any dividend or the making of any other distributions by any subsidiary of the Company to the Company or another subsidiary of the Company, (b) the payment by any subsidiary of the Company of any indebtedness owed to the Company, (c) the making of any loans by, or advances from, any subsidiary of the Company to the Company, or (d) the transfer by any subsidiary of the Company of any of its property or assets to the Company.

SECTION 2.06                    Approval of Independent Directors Required for Certain Actions.  In addition to any approval by the Board required by the Certificate of Incorporation, the By-Laws, applicable Law or Nasdaq Regulations, the vote of at least one of the Independent Directors then in office shall be required in order for the Board to approve and authorize any action; provided, however,  that, at any time when the number of Independent Directors then in office on the Board is five or more, the vote of at least two of the Independent Directors then in office shall be required in order for the Board to approve and authorize any of the following actions:

(a) any amendment to the certificate of incorporation or by-laws, or the adoption of or amendment to the certificate of incorporation or by-laws of any subsidiary of the Company (other than to file any amendment that would increase the amount of the Company’s authorized Common Stock or one or more certificates of designation to establish one or more series of preferred stock);

(b) any change in the authorized number of directors of the Board or the establishment or abolition of any Board committee;

(c) the entry by the Company or any of its subsidiaries into any merger or consolidation, or the acquisition (whether by merger, consolidation, purchase of assets or stock or otherwise) by the Company or any of its subsidiaries of any business or assets, if the value of the consideration to be paid or received by the Company and/or its subsidiaries and/or the Company’s stockholders in any such transaction exceeds $100 million;

(d) take any action to declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or enter into any agreement with respect to the voting of it’s capital stock;

(e) any incurrence of indebtedness (including capitalized leases) which would, when combined with all other indebtedness of the Company and its subsidiaries then outstanding, as reflected on the most recent available consolidated balance sheet of the Company plus indebtedness incurred after the date of such balance sheet, exceed $750 million in the aggregate; and

(f) any action to repurchase, retire, redeem or otherwise acquire any equity securities of the Company or any subsidiary of the Company, pursuant to self- tender offers, stock repurchase programs, open market transactions, privately negotiated purchases or otherwise to the extent that the aggregate payments made by the Company therefor after the date of this Agreement exceed $100 million.

Notwithstanding the foregoing, no approval of any Independent Directors shall be required for the Board to approve or authorize (a) the payment of any dividend or the making of any other distributions by any subsidiary of the Company to the Company or another subsidiary of the Company, (b) the payment by any subsidiary of the Company of any indebtedness owed to the Company, (c) the making of any loans by, or advances from, any subsidiary of the Company to the Company, or (d) the transfer by any subsidiary of the Company of any of its property or assets to the Company.

ARTICLE 3
VOTING OF SHARES

SECTION 3.01                                Agreement with Respect to Voting of Common Stock.  (a)  In any election of directors at a meeting of the stockholders of the Company, the Investor Group shall cause all shares of Common Stock held by them to be represented at such meeting either in person or by proxy and shall vote their shares of voting stock for all nominees nominated by the Independent Directors, in proportion to the votes cast by the holders of Common Stock (other than the Investor Group); provided, however, that, in their sole and absolute discretion, the Investor Group shall be permitted to cast a greater number of votes held by them in excess of such proportion in favor of the nominees nominated by the Independent Directors.

(b) With respect to all matters submitted to a vote of holders of Common Stock (except as provided in Sections 3.01(a)), the Investor Group may vote, or abstain from voting, or fail to vote, some or all shares of Common Stock held by them, in their sole and absolute discretion.

(c) The Investor Group shall not execute any written consent pursuant to Section 228 of the Delaware General Corporation Law as to any shares beneficially owned by them, except for any written consent approved by a majority of the Independent Directors.

ARTICLE 4
STANDSTILL, ACQUISITIONS
OF SECURITIES AND OTHER MATTERS

SECTION 4.01                    Acquisitions of Common Stock.  After the Closing and until the fifth anniversary thereof, without the prior approval of a majority of the Independent Directors then in office, the Investor Group shall not purchase or otherwise acquire, directly or indirectly, beneficial ownership of any shares of Common Stock such that the aggregate beneficial ownership of the Investor Group, after giving effect to any such acquisition, is in excess of 49.9% (or such greater percentage as the Investor Group may beneficially own immediately following the exercise, in whole or in part, of the Series B Investor Warrants) of the Common Stock of the Company, except (i) by way of stock splits, stock dividends, reclassifications, recapitalizations, or other distributions by the Company to holders of the Common Stock, (ii) pursuant to the exercise of the Investor Warrants in accordance with the terms thereof, (iii) by acquisition of any New Securities pursuant to Section 4.03, or (iv) pursuant to Section 4.04.

SECTION 4.02                    No Participation in a Group or Solicitation of Proxies.  Except for actions permitted by, or taken in compliance with, Sections 4.01, 4.03 and 4.04 and its exercise of rights pursuant to the provisions of this Agreement, the Investor Group agrees that, prior to the fifth anniversary of the Closing, it will not, without the prior approval of a majority of the Independent Directors then in office, directly or indirectly:

(a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any division thereof or of any such successor or Controlling Person;

(b) make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the Commission) to vote any voting securities of the Company or any subsidiary thereof; provided, however, that the prohibition in this Section 4.02(b) shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act or any successor provision;

(c) submit to the Board a written proposal for or offer of (with or without conditions), any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any subsidiary thereof or any of their securities or assets, or make any public announcement with respect to such a proposal or offer;

(d) enter into any discussions, negotiations, arrangements or understandings with any third party (other than any person that would be a Permitted Transferee) with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, a group with any third party (other than any person that would be a Permitted Transferee), in connection with any of the foregoing; or

(e) request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph (including this sentence);

provided, however, that none of the foregoing (i) shall prevent, restrict, Encumber or in any way limit the exercise of the fiduciary rights and obligations of any Investor Designated Director as a director or prevent, restrict, Encumber or in any way limit the ability of any Investor Designated Director to vote on matters, influence officers, employees, agents, management or the other directors of the Company, take any action or make any statement at any meeting of the Board or any committee thereof, or otherwise to act in their capacity as directors; (ii) shall prevent any member of the Investor Group from Selling any Covered Securities held by it or voting its Common Stock; (iii) shall apply to or restrict any discussions or other communications between or among directors, members, officers, employees or agents of any member of the Investor Group or any affiliate thereof; (iv) shall prohibit any member of the Investor Group from soliciting, offering, seeking to effect or negotiating with any person with respect to transfers of Covered Securities otherwise permitted by Section 5.01 or (v) restrict any disclosure or statements required to be made by any Investor Designated Director or the Investor Group under applicable Law or Nasdaq Regulation.

SECTION 4.03                    Rights to Purchase New Securities.  (a)  In the event that the Company proposes to issue New Securities, each member of the Investor Group shall have the right to purchase, in lieu of the person to whom the Company proposed to issue such New Securities, in accordance with paragraph (b) below, a number of New Securities equal to the product of (i) the total number or amount of New Securities which the Company proposes to issue at such time and (ii) a fraction, the numerator of which shall be the total number of shares of Common Stock which such member owns at such time on a Fully Diluted Basis, and the denominator of which shall be the total number of shares of Common Stock then outstanding on a Fully Diluted Basis.

(b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give written notice (a “Notice of Issuance”) of its intention to each of the members of the Investor Group, describing the material terms of the New Securities, including the price thereof, and the material terms upon which the Company proposes to issue such New Securities.  The members of the Investor Group shall have 30 days from the date of receipt of the Notice of Issuance to agree to purchase all or a portion of such member’s pro rata share of such New Securities (as determined pursuant to paragraph (a) above) for the same consideration, if such proposed consideration shall consist solely of cash, or, if such consideration consists of property or assets other than cash, for cash, Cash Equivalents or Marketable Securities having an equivalent value (as reasonably determined by a majority of the Independent Directors) to the consideration payable by the person to whom the Company proposes to issue such New Securities at the time of payment, and otherwise upon the terms specified in the Notice of Issuance by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by such member of the Investor Group and the allocation of such New Securities among the members.  The rights given by the Company under this Section 4.03(b) shall terminate if unexercised within 30 days after receipt of the Notice of Issuance referred to in this paragraph (b).

(c) The Company and each member of the Investor Group, if it elects to purchase the New Securities to be sold by the Company, shall select a date not later than 20 days (or longer if required by Law) after the expiration of the 30-day notice period referenced in Section 4.03(b) for the closing of the purchase and sale of the New Securities.  In the event any purchase by the members of the Investor Group is not consummated, other than as a result of the fault of the Company, within the provided time period, the Company may issue the New Securities subject to purchase by such member free and clear from the restrictions under this Section 4.03.  Any New Securities not elected to be purchased by such members may be sold by the Company to the person to which the Company intended to sell such New Securities on terms and conditions no less favorable to the Company than those offered to such members.

SECTION 4.04                    Takeover Proposals by the Investor Group.  No member of the Investor Group shall, without the prior approval of a majority of the Independent Directors then in office, submit a proposal to acquire a majority of the Common Stock owned by persons other than the Investor Group (a “Change of Control Proposal”) to any person unless either of the following conditions are satisfied:

(a) The Change of Control Proposal shall contemplate either (i) a tender offer for all outstanding shares of Common Stock not owned by the Investor Group and must be conditioned upon a majority of such Common Stock not owned by the Investor Group being tendered, or (ii) a merger, combination, asset sale or other similar transaction which conditioned upon the holders of a majority of the Common Stock not owned by the Investor Group present, in person or by proxy, at a meeting of stockholders, voting in favor of such transaction.  In the case of either (i) or (ii), the same consideration must be offered to all of the Company’s stockholders (other than the Investor Group); or

(b) The Change of Control Proposal shall contemplate that a special committee of the Board shall be created consisting only of the Independent Directors (the “Special Committee”), the Special Committee shall retain a nationally recognized investment banking firm to advise the Special Committee with respect to the fairness of the Change of Control Proposal to the stockholders of the Company (other than the Investor Group), and the Change of Control Proposal shall be approved by the Special Committee, which shall not give its approval unless it has received an opinion from such investment banking firm that the Change of Control Proposal is fair, from a financial point of view, to the stockholders of the Company other than any member of the Investor Group.

SECTION 4.05                    Affiliate Transactions.  No member of the Investor Group shall engage in any transaction with the Company without the prior approval of a majority of the Independent Directors then in office;  provided, however, that the foregoing provision shall not apply to any transactions contemplated by this Agreement or any of the Related Agreements or to any transactions involving the purchase or sale of goods or services in the ordinary course of business which are consistent with guidelines adopted by the Board from time to time and approved by a majority of the Independent Directors then in office.

SECTION 4.06                    Termination of Standstill Provisions.  The provisions of Sections 4.01, 4.02 and 4.04 of this Agreement shall terminate without any further action by any party upon the earlier of:

(i)                                     180 days after such time as the Investor Group beneficially owns less than 10% of the outstanding Common Stock of the Company;

(ii)                                  such date as the Board determines to solicit, or publicly announces, whether by press release, filing with the Commission or otherwise, its intention to solicit, an Acquisition Proposal (as defined in the Securities Purchase Agreement);

(iii)                               such date as the Board publicly approves, accepts, authorizes or recommends to the Company’s stockholders their approval of, or their conveyance of any Common Stock or other securities pursuant to, any Acquisition Proposal;

(iv)                              such date that the Company or any affiliate thereof has entered into a letter of intent, agreement in principle, definitive agreement, or any other agreement with any party, with respect to an Acquisition Proposal for the Company;

(v)                                 such date that any person or group, other than the Investor Group or any of its affiliates, shall have acquired or announced its intention to acquire, including by commencement of a tender offer or exchange offer) beneficial ownership of 20% of the Company’s outstanding Common Stock;

(vi)                              such date as the Company, the Board or any committee of the Board takes any action, or fails to take appropriate action, which action, or failure to take action, results in a breach of any provision of Section 2.05; and

(vii)                           such date as the Company breaches this Agreement in that the number of Investor Designated Directors on the Board, any committee thereof or on any subsidiary Board or any committee thereof, is less than the number of directors to which the Investor Group is entitled at such time pursuant to Article 2, subject to notice from the members of the Investor Group and the expiration of a 30-day period in which to cure such action or failure to act (if such action or failure to act is reasonably capable of being cured).

ARTICLE 5
RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

SECTION 5.01                    General.  (a)  Each member of the Investor Group understands and agrees that the shares of Common Stock acquired pursuant to the Securities Purchase Agreement have not been registered and are restricted securities under the Securities Act.  During the period ending six months after the Closing (the “Initial Restricted Period”), no member of the Investor Group shall make or solicit any Sale of, or create, incur or assume any Encumbrance with respect to, the Units, the Investor Warrants or any shares of Common Stock now owned or hereafter acquired by it (collectively, the “Covered Securities”); provided, however, that members of the

Investor Group may, during the Initial Restricted Period, make or solicit a Sale to a Permitted Transferee or as described in clauses (v), (vii) and (viii) below.

(b) After the Initial Restricted Period (other than with respect to clauses (v), (vii) and (viii) below which may occur at any time), each member of the Investor Group agrees that neither it nor any of its affiliates will make any Sale of, or create, incur or assume any Encumbrance with respect to, any of the Covered Securities except for a Sale:

(i)                                     in compliance with Rule 144 under the Securities Act;

(ii)                                  (x)  pursuant to a bona fide public offering registered under the Securities Act, or

(y) in one or more block trades or privately negotiated transactions exempt from the registration requirements of the Securities Act;

provided, however, that in each case no Sale under this clause (ii) is made, to the actual knowledge of such member of the Investor Group (without inquiry in the case of a Sale pursuant to the preceding clause (x)) to any person or group that, after giving effect to such Sale, would have beneficial ownership of Common Stock representing more than 5% of the voting power of the Company’s outstanding capital stock (except that, in the case of a transfer to a person specified in Rule 13d-1(b)(1)(ii) promulgated under the Exchange Act that would be eligible based on such person’s status and passive intent with respect to the ownership, holding and voting of such Covered Securities to report such person’s ownership of Covered Securities on Schedule 13G (assuming such person owned a sufficient number of such Covered Securities to require such filing), no Sale under this clause (ii) is made to any such person that, after giving effect to such Sale, would have beneficial ownership of Covered Securities representing 10% or more of the voting power of the Company’s outstanding capital stock); and, provided, further, that in the case of any Sale in an underwritten public offering pursuant to clause (x) above, the members of the Investor Group shall be deemed to have fulfilled their obligations hereunder if they have instructed the underwriter(s) of such offering to use their reasonable efforts to prevent any purchase of Covered Securities in such offering by any person or group that would, upon such purchase, exceed the foregoing thresholds, as applicable;

(iii)                               to Permitted Transferees in accordance with Section 5.01(c) hereof;

(iv)                              of 15% or less of the Common Stock on a Fully Diluted Basis to any person, other than any person which is a Restricted Person in a Sale in which the certificates representing such Covered Securities issued to the transferee (x) bear the legend provided in Section 5.03(a), if required by such Section and (y) the transferee (if not already a party hereto) has executed and delivered to the Company, as a condition precedent to such Sale, an instrument or instruments, reasonably acceptable to the Company, confirming that such transferee agrees to be bound by the obligations of such member of the Investor Group under this Agreement.

(v)                                 transfers (i) pursuant to any business combination, tender or exchange offer to acquire Common Stock or other extraordinary transaction that the Board has recommended, or (ii) pursuant to a tender or exchange offer that the Board has not recommended but only after such time as a majority of the shares of Common Stock outstanding (other than those owned by the Investor Group) have been tendered into such offer and after all material conditions with respect to such offer (including any financing condition, any minimum condition with respect to number of shares tendered and any condition with respect to removal of any anti-takeover protections) have been satisfied or irrevocably waived by the offeror; provided, however, that no Investor Group securities shall be tendered into any tender offer or exchange offer not recommended by the Board prior to the time all such material conditions (other than any such condition that can be satisfied only at the closing of such offer) have been satisfied or irrevocably waived by the offeror;

(vi)                              transfers to the Company or a subsidiary of the Company;

(vii)                           swaps, exchanges, hedges or other similar agreements or arrangements designed to protect against fluctuations in the value of the equity securities of the Company and not entered into with the purpose of circumventing the provisions of this Section 5.01;

(viii)                        pledges of Covered Securities in connection with any margin loan or other extensions of credit from a broker-dealer, bank or other financial institution and not entered into with the purpose of circumventing the provisions of this Section 5.01; or

(ix)                                in accordance with and subject to Section 5.04.

(c) No Sale of Covered Securities to a Permitted Transferee shall be effective until such time as such Permitted Transferee has executed and delivered to the Company, as a condition precedent to such Sale, an instrument or instruments, reasonably acceptable to the Company, confirming that such Permitted Transferee agrees to be bound by all obligations of the Investor Group hereunder.  The Investor Group shall not transfer control of a Permitted Transferee to any person that is not also a Permitted Transferee if a direct sale of Covered Securities to such person would violate the provisions of Section 5.01 of this Agreement.

SECTION 5.02                    Improper Sale or Encumbrance.  Any attempt not in compliance with this Agreement to make any Sale of, or create, incur or assume any Encumbrance with respect to, any Covered Securities shall be null and void and of no force and effect, the purported transferee shall have no rights or privileges in or with respect to the Company, and the Company shall not give any effect in the Company’s stock records to such attempted Sale or Encumbrance.

SECTION 5.03                    Restrictive Legends.  (a)  Each certificate evidencing the Covered Securities shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities Laws):

(i)            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  SUCH SECURITIES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

(ii)           THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF THE STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 9, 2005, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER AND THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT.

(b) Each certificate evidencing any shares of Common Stock or other securities of the Company acquired by any member of the Yellowstone Group other than the Covered Securities shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities Laws):

THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF THE STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 9, 2005, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER AND THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT.

(c) Each member of the Investor Group consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

(d) The Company shall, at the request of a holder of Purchased Securities, remove from each certificate evidencing Purchased Securities transferred in compliance with the terms of Section 5.01 and with respect to which no rights or obligations under this Agreement shall transfer, the legend described in Sections 5.03(a)(ii) and (b), and shall remove from each certificate evidencing such Purchased Securities the legend described in Section 5.03(a)(i) if, at the request of the Company, such requesting holder provides, at its expense, an opinion of counsel satisfactory to the Company that the securities evidenced thereby may be transferred without the imposition of such legend.

SECTION 5.04                    Sales of Significant Interests.  Each member of the Investor Group may Sell Covered Securities to a person that would, following the consummation of such Sale, beneficially own more than 20% of the Common Stock; provided, however, that, in the event that such Sale is not otherwise permitted to be made pursuant to Section 5.01 above, such member of the Investor Group conditions such Sale by them to such person upon such person contemporaneously therewith acquiring, or offering to acquire, on the same price and other financial terms and conditions as are applicable to such member of the Investor Group in such Sale, a number of shares of Common Stock owned by stockholders of the Company other than the Investor Group equal to the product of (A) the aggregate number of shares of Common Stock owned by stockholders of the Company other than the Investor Group, multiplied by (B) a fraction, the numerator of which is the number of shares of Common Stock (including Common Stock issuable upon the exercise of warrants) proposed to be Sold by such member of the Investor Group to such person, and the denominator of which is the aggregate number of shares of Common Stock (including shares of Common Stock issuable upon the exercise of warrants) owned by such member of the Investor Group on a Fully Diluted Basis on the date of such Sale.  In order for the conditions in the preceding proviso to be satisfied, (A) such person shall make such offer in compliance with applicable Law, including, if applicable, Section 14(d)(1) of the Exchange Act and Regulation 14D promulgated thereunder and (B) if as a result of such Sale, such person would, following such Sale, beneficially own shares of Common Stock representing in the aggregate more than 20% of the Common Stock but less than 90% of the shares of Common Stock then outstanding, such person must, in connection with the closing of such transaction, agree to be bound by the obligations of the Investor Group under this Agreement.  The provisions of this Section 5.04 shall only apply for as long as the Investor Group beneficially owns at least 25% of the shares of Common Stock.

ARTICLE 6
CORPORATE OPPORTUNITIES AND RELATED MATTERS

SECTION 6.01                    Similar Activities or Lines of Business.

(a) The Company may from time to time enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with a member of the Investor Group pursuant to which the Company, on the one hand, and such member, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective Representatives (including any who are directors, officers or employees of both) to allocate opportunities between or to refer opportunities to each other.  Subject to this Section 6.01, no such agreement, or the performance thereof by the Company or the members of the Investor Group, shall, to the fullest extent permitted by Law, be considered contrary to (i) any fiduciary duty that a member of the Investor Group may owe to the Company or to any stockholder of the Company by reason of the Investor Group being a controlling or significant stockholder of the Company or participating in the control of the

Company or (ii) any fiduciary duty of any director or officer of the Company who is also a director, officer, member or employee of a member of the Investor Group to the Company or to any stockholder thereof.  Subject to this Section 6.01, to the fullest extent permitted by Law, a member of the Investor Group, as a stockholder of the Company, or as a participant in control of the Company, shall not have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to above and no director, officer or employee of the Company who is also a director, officer or employee of a member of the Investor Group shall have or be under any fiduciary duty to the Company, to refrain from acting on behalf of the Company or of a member of the Investor Group in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

(b) Except as otherwise agreed in writing between the Company and the Investor Group or as provided in paragraph (d) below, each member of the Investor Group shall to the fullest extent permitted by Law have no duty to refrain from serving as an officer or director of, or investing in, any person which is (i) engaged in the same or similar business as the Company or (ii) doing business with any client, customer or vendor of the Company and such member of the Investor Group shall not, to the fullest extent permitted by Law, be deemed to have breached its or his fiduciary duties, if any, to the Company solely by reason of engaging in any such activity.  Except as otherwise agreed in writing between the Company and the Investor Group or as provided in paragraph (d) below, in the event that any member of the Investor Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both a member of the Investor Group and the Company, such member of the Investor Group shall to the fullest extent permitted by Law have no duty to communicate or offer such corporate opportunity to the Company and shall not, to the fullest extent permitted by Law, be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that such member of the Investor Group acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Company, and the Company to the fullest extent permitted by Law shall renounce any interest or expectancy in such business opportunity and shall waive any claim that such business opportunity constituted a claim that should have been presented to the Company.

(c) Except as otherwise agreed in writing between the Company and the Investor Group or as provided in paragraph (d) below, in the event that a director or officer of the Company who is also an officer, director, member or employee of a member of the Investor Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Company and a member of the Investor Group, such director or officer shall to the fullest extent permitted by Law have fully satisfied and fulfilled his or her fiduciary duty with respect to such corporate opportunity, and the Company to the fullest extent permitted by Law shall renounce any interest or expectancy in such business opportunity and shall waive any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company or any of its affiliates, if such director or officer acts in a manner consistent with the following policy: (i) a corporate opportunity offered to any person who is an officer of the Company and who is also a director but not an officer of a member of the Investor Group shall belong to the Company, unless such opportunity is expressly offered to such person solely in his or her capacity as a director of a member of the Investor Group, in which case such opportunity shall belong to such member of the Investor Group; (ii) a corporate opportunity offered to any person who is a director but not an officer of the Company and who is also a director or officer of a member of the Investor Group shall belong to the Company only if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Company and otherwise shall belong to such member of the Investor Group; and (iii) a corporate opportunity offered to any person who is an officer of both the Company and Investor Group shall belong to the Company unless such opportunity is expressly offered to such person solely in his or her capacity as an officer of a member of the Investor Group, in which case such opportunity shall belong to such member of the Investor Group.

(d) No member of the Investor Group nor any of their respective affiliates (other than the Company or their respective subsidiaries) shall, directly or indirectly, enter into, or agree or commit to enter into, any material investment, in or otherwise exploit any business opportunity primarily related to, any Restricted Person (other than an investment in the shares of any public company representing less than 20% of such company’s fully diluted common equity) except with the approval of a majority of the Independent Directors then in office.

(e) As used in this Section 6.01, the term “Company” includes all of its subsidiaries, and the term “Investor Group” includes all of its affiliates (other than the Company).

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

SECTION 7.01                    Representations of the Company.  The Company hereby represents and warrants to the Investor Group that:

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s power and authority and have been duly authorized by all necessary corporate action.  This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b) The execution, delivery and performance by the Company of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (i) compliance with any applicable requirements of the federal securities Laws; and (ii) compliance with any applicable foreign or state securities or blue sky Laws.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Certificate of Incorporation or the By-Laws, and (ii) assuming compliance with the matters referred to in Section 7.01(b), contravene or conflict with or constitute a violation of, provision of any Law applicable to the Company.

SECTION 7.02                    Representations of the Members of the Investor Group.  Each member of the Investor Group hereby represents, jointly and severally, that:

(a) The execution, delivery and performance by such member of the Investor Group of this Agreement and the consummation by such member of the Investor Group of the transactions contemplated hereby are within each such member’s power and authority and have been duly authorized by all requisite action on the part of such member. This Agreement constitutes a valid and binding agreement of each member of the Investor Group, enforceable against such member of the Investor Group in accordance with its terms.

(b) The execution, delivery and performance by such member of the Investor Group of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (i) compliance with any applicable requirements of the federal securities Laws; and (ii) compliance with any applicable foreign or state securities or blue sky Laws.

(c) The execution, delivery and performance by such member of the Investor Group of this Agreement and the consummation by such member of the Investor Group of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational documents of such member, and (ii) assuming compliance with the matters referred to in Section 7.02(b), contravene or conflict with or constitute a violation of, provision of any Law.

ARTICLE 8
CONFIDENTIALITY

SECTION 8.01                                Confidentiality.  (a)  Unless otherwise agreed to in writing by the Company, each member of the Investor Group, on behalf of itself and its Representatives, agrees (i) except as required by Law, to keep confidential and not to disclose or reveal any Confidential Information (as defined below) to any person (other than such member’s Representatives), (ii) not to use Confidential Information for any purpose other than in connection with its ownership of Company securities and not in any way detrimental to the Company or its stockholders and (iii) except as required by Law, not to disclose to any person (other than such member’s Representatives) any Confidential Information.  In the event that any member of the Investor Group or its Representatives are requested pursuant to, or required by, Law to disclose any Confidential Information, such member of the Investor Group agrees that it will provide the Company with prompt notice of such request or requirement in order to enable the Company to seek an appropriate protective order or other remedy (and if the Company seeks such an order, such person will provide such cooperation as the Company shall reasonably request) or to consult with such member with respect to the Company taking steps to resist or narrow the scope of such request or legal process.

(b) “Confidential Information” means all information about the Company furnished by the Company, whether furnished before or after the date hereof, whether oral or written, and regardless of the manner or form in which it is furnished, including, without limitation, all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by any member of the Investor Group or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to any member of the Investor Group or its Representatives.  Confidential Information does not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by any member of the Investor Group or its Representatives in violation of this Agreement, the Confidentiality Agreement or other obligation of confidentiality, (ii) was available to any member of the Investor Group on a non-confidential basis prior to its disclosure by the Company to such member, or (iii) becomes available to any member of the Investor Group on a non-confidential basis from a person (other than the Company) who is not prohibited from disclosing such information to any member of the Investor Group by a legal, contractual or fiduciary obligation to the Company.

(c) Notwithstanding anything to the contrary contained in this Agreement, any Investor Designated Director shall be permitted to provide to members of the Investor Group and their Representatives information concerning the Company that such individuals receive in their capacity as directors;  provided, however, that with respect to any such information provided, the Investor Group and its Representatives shall be bound by the same restrictions on disclosure and use of confidential information as apply to such Investor Designated Directors in their capacity as directors, in addition to any applicable restrictions under this Article VIII.

(d) As used in this Article VIII, the term “Company” includes the Company and all of its subsidiaries, and the term “Investor Group” includes the members of the Investor Group and all of their respective affiliates (other than the Company).

SECTION 8.02                    Furnishing of Information.  The Company shall furnish or make available to each member of the Investor Group and its Representatives any documents filed by the Company pursuant to each of Sections 13, 14 and 15(d) of the Exchange Act and all annual, quarterly or other reports furnished to the Company’s public security holders and all such other information concerning the Company and its subsidiaries as such member of the Investor Group may reasonably request.  The Company shall provide each member of the Investor Group and its Representatives with reasonable access to the books and records of the Company and its subsidiaries during normal business hours upon reasonable notice, including without limitation, financial data (including projections) and operating data covering each of such entities, their businesses, operations and financial performance.

ARTICLE 9
MISCELLANEOUS

SECTION 9.01                    Termination.   This Agreement shall terminate upon the earliest to occur of:

(i)                                     written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder;

(ii)                                  the Investor Group ceasing to beneficially own at least 10% of the Common Stock on a Fully Diluted Basis; provided that prior to such termination the Investor Designated Directors shall have resigned if required to do so under Section 2.01(b) of this Agreement;

(iii)                               the Investor Group becoming the beneficial owner of 90% or more of the Common Stock on a Fully Diluted Basis; and

(iv)                              on the date that is the fifth anniversary of the date of this Agreement;.

provided that no termination of this Agreement pursuant to this Section 9.01 shall affect the right of any party to recover damages for any breach of the representations, warranties or covenants herein that occurred prior to such termination; and, provided, further, that the provisions of Article VIII shall continue in effect for a period of 18 months following any such termination.

SECTION 9.02                    Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 9.02):

(a) if to the Company:

Pathmark Stores, Inc.
200 Milik Street
Carteret, New Jersey 07008
Attention:  Marc A. Strassler

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York  10022
Telecopy No.:  (212) 848-7179
Attention:  W. Jeffrey Lawrence

(b) if to any member of the Investor Group:

9130 W. Sunset Boulevard

Los Angeles, California 90069

Attention:  Robert P. Bermingham

with a copy to:

Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA  90071-2007
Telecopy No.:  (213) 891-8763
Attention:  Thomas C. Sadler

SECTION 9.03                    No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, to the extent permitted by this Agreement, their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 9.04                    Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

SECTION 9.05                    Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, except as to matters governed by the internal corporation Laws of the State of Delaware.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court, in each case sitting in the Borough of Manhattan.  The parties hereto hereby (a) submit to the exclusive jurisdiction of any New York state or federal court, in each case sitting in the Borough of Manhattan, for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

SECTION 9.06                    Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.06.

SECTION 9.07                    Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

SECTION 9.08                    Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.09                    Entire Agreement.  This Agreement and the Related Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, (including, without limitation the Confidentiality Agreement and that certain Exclusivity Agreement dated as of March 9, 2005), among the parties, or any of them, with respect to the subject matter hereof and thereof.

SECTION 9.10                    Assignment.  This Agreement shall not be assigned by operation of Law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of any party) and any such assignment or attempted assignment without such consent shall be void.

SECTION 9.11                    Amendment.  This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and each member of the Investor Group or (b) by a waiver in accordance with Section 9.12.

SECTION 9.12                    Waiver.  Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 9.13                    Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 9.14                    No Partnership.  No partnership, joint venture or joint undertaking is intended to be, or is, formed among the parties hereto or any of them by reason of this Agreement or the transactions contemplated herein.

SECTION 9.15                    Public Announcements.  Except as required by Law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

SECTION 9.16                    Cumulative Remedies.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by Law or otherwise.

SECTION 9.17                    Interpretation; Headings.  Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable.  Unless otherwise specified, all references herein to “Articles”, “Sections” and paragraphs shall refer to corresponding provisions of this Agreement.  The descriptive headings and subheadings in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereto.

SECTION 9.18                    Construction.  Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any controversy, claim or dispute relating to, in connection with or involving this Agreement.  Accordingly, the parties hereto hereby waive the benefit of any rule of Law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

SECTION 9.19                    Director Duties.  Notwithstanding anything to the contrary in this Agreement, no provision hereof shall prevent, restrict, Encumber or in any way limit the exercise of the fiduciary rights and obligations of any Investor Designated Director as a director, or his or her ability to vote on matters, influence management or the other directors or otherwise to discharge their fiduciary or other duties as directors.  The Company shall not approve or recommend to its stockholders any transaction or resolution, or approve, recommend or take any other action (other than those expressly contemplated by this Agreement) that would restrict the right of any Investor Designated Director to vote on any matter as such director believes appropriate in light of his or her duties as a director or the manner in which an Investor Designated Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or any committee thereof.

SECTION 9.20                    Investors Rights.  For purposes of this Agreement, all actions which the Investors or members of the Investor Group are permitted to take shall be effected by the Investors or such members, as the case may be, holding a majority of the Purchased Securities then held by all the Investors or such members, as the case may be.  In addition, the rights of the Investors under this Agreement shall be allocated among them in such manner as they shall agree from time to time.  Notwithstanding the foregoing, the parties hereto acknowledge and agree that, for so long as the Investor Group has the right to nominate two or more Investor Designated Directors, Yucaipa American Alliance Fund I, L.P. and Yucaipa

American Alliance (Parallel) Fund I, L.P. shall each be entitled to designate one of such Investor Designated Directors and to fill any vacancies created if such director designated by it ceases to serve for any reason, and any additional Investor Designated Directors shall be designated by the members of the Investor Group holding a majority of the Purchased Securities then held by all of such members.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

PATHMARK STORES, INC., a Delaware corporation

By:	/s/ Frank Vitrano
Name:	Frank Vitrano
Title:	President and Chief Financial Officer

S-1

Stockholders’ Agreement

INVESTORS:

YUCAIPA CORPORATE INITIATIVES FUND I, L.P., a
Delaware limited partnership

By:	Yucaipa Corporate Initiatives Fund I, LLC
Its:	General Partner

/s/ Robert P. Bermingham
By: Robert P. Bermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE
(PARALLEL) FUND I, L.P., a Delaware
limited partnership

By:	Yucaipa American Alliance Fund I, LLC
Its:	General Partner

/s/ Robert P. Bermingham
By: Robert P. Bermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE FUND I,
L.P., a Delaware limited partnership

By:	Yucaipa American Alliance Fund I, LLC
Its:	General Partner

/s/ Robert P. Bermingham
By: Robert P. Bermingham
Title: Vice President

S-2

Stockholders’ Agreement